                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           KOS PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            KOS PHARMACEUTICALS, INC.
                       1001 BRICKELL BAY DRIVE, 25TH FLOOR
                                 MIAMI, FL 33131
                                 (305) 577-3464





                                                                   April 1, 2003


     To Our Shareholders:

     On behalf of the Board of Directors of Kos Pharmaceuticals, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the JW Marriott Hotel, 1111 Brickell Avenue, Miami, Florida on Thursday, May 1, 2003, at 10:00 a.m., local time. A Notice of the Annual Meeting, form of proxy, and a Proxy Statement containing information about the matters to be acted on at the Annual Meeting are enclosed.

     We urge you to attend the Annual Meeting. It is an excellent opportunity for the Company's management to discuss the Company's progress with you in person.

     It is important that your shares be represented at the Annual Meeting, whether in person or by proxy. To facilitate your participation in the Annual Meeting, regardless of whether you plan to attend in person, please complete, sign, date, and promptly return the enclosed proxy. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in the Proxy Statement.

     We look forward to seeing you on May 1.



                                                  Yours truly,



                                                  /s/ Adrian Adams
                                                  ------------------------
                                                  Adrian Adams
                                                  President and
                                                  Chief Executive Officer

                            KOS PHARMACEUTICALS, INC.
                       1001 BRICKELL BAY DRIVE, 25TH FLOOR
                              MIAMI, FLORIDA 33131

                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON THURSDAY, MAY 1, 2003

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Kos Pharmaceuticals, Inc. (the "Company") will be held at the JW Marriott Hotel, 1111 Brickell Avenue, Miami, Florida on Thursday, May 1, 2003, at 10:00 a.m., for the following purposes:

         1. To elect ten directors of the Company to serve until the 2004 Annual Meeting of Shareholders;

         2. To ratify and approve the issuance of warrants, exercisable for shares of common stock, issued in connection with a credit facility made available to the Company by a director of the Company and the Company's largest shareholder;

         3. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2003; and

         4. To transact such other business as may properly come before the Meeting or any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on March 10, 2003, as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. ALL SHAREHOLDERS ALSO ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ Adrian Adams
                                        ADRIAN ADAMS
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

Miami, Florida
April 1, 2003

                            KOS PHARMACEUTICALS, INC.
                       1001 BRICKELL BAY DRIVE, 25TH FLOOR
                              MIAMI, FLORIDA 33131


                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 1, 2003

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                     TIME, DATE, AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Kos Pharmaceuticals, Inc. (the "Company") of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., on Thursday, May 1, 2003, at the JW Marriott Hotel, Miami, Florida, and at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

     The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 1, 2003. Shareholders should review the information provided in this Proxy Statement in conjunction with the Company's Annual Report to Shareholders, which accompanies this Proxy Statement. The Company's principal executive offices are located at 1001 Brickell Bay Drive, 25th Floor, Miami, Florida 33131, and its telephone number is (305) 577-3464.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                         PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the Company's shareholders will consider and act upon the following matters:

         1. To elect ten directors of the Company to serve until the 2004 Annual Meeting of Shareholders;

         2. To ratify and approve the issuance of warrants, exercisable for shares of common stock, issued in connection with a credit facility made available to the Company by a director of the Company and the Company's largest shareholder;

         3. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2003; and

         4. To transact such other business as may properly come before the Meeting or any adjournment or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) FOR the election of the respective nominees for director named below, (b) in favor of the ratification and approval of the issuance of warrants, exercisable for shares of common stock, issued in connection with a credit facility made available to the Company by a director of the Company and the Company's largest shareholder, and (c) IN FAVOR OF the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2003. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on March 10, 2003, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 20,877,891 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required to ratify and approve the issuance of warrants, exercisable for shares of common stock, issued in connection with a credit facility made available to the Company by a director of the Company and the Company's largest shareholder, ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2003, and for any other matter that may be submitted to a vote of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Meeting before adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Meeting, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares that are not represented at the Annual Meeting, either in person or by proxy, will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of February 21, 2003, by: (i) each person known to the Company to beneficially own more than 5% of the Common Stock; (ii) the Company's Named Executive Officers (as defined below); and (iii) all directors and executive officers of the Company as a group. The calculation of the percentage of outstanding shares is based on 20,817,354 shares outstanding on February 21, 2003, adjusted, where appropriate, for shares of stock beneficially owned but not yet issued. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholder's shares.

                                                                                   AMOUNT OF BENEFICIAL OWNERSHIP
                                                                                            OF COMMON STOCK
                                                                            ---------------------------------------------
                                                                               TOTAL SHARES               PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                                    BENEFICIALLY OWNED         OUTSTANDING SHARES
------------------------                                                    ------------------         ------------------
Michael Jaharis(1).......................................................       19,661,720                     61.6%
Daniel M. Bell(2)........................................................          914,877                      4.3%
Robert E. Baldini(3).....................................................          216,989                      1.0%
Adrian Adams(4)..........................................................           70,117                        *
David J. Bova(5).........................................................          229,085                      1.1%
Christopher P. Kiritsy(6)................................................          100,228                        *
Mark E. McGovern(7)......................................................          138,541                        *
Frederick A. Sexton(8)...................................................          117,433                        *
John Brademas, Ph.D.(9)..................................................          116,000                        *
Steven Jaharis, M.D.(10).................................................          201,423                      1.0%
Louis C. Lasagna, M.D.(9)................................................          101,000                        *
Nicolaos E. Madias(9)....................................................           15,000                        *
Mark Novitch, M.D.(11)...................................................          118,000                        *
Frederick B. Whittemore(9)...............................................          116,000                        *
All Executive Officers and Directors
 as a group (14 persons)(12).............................................       22,116,413                     65.6%

5% SHAREHOLDERS:
Mary Jaharis(13).........................................................        5,091,650                     19.7%

Wilson Point Holdings, LP(14)............................................        5,091,649                     19.7%
475 Park Avenue South, 23rd Floor
New York, NY 10016

Bristol-Myers Squibb Company.............................................        1,250,000                      6.0%
345 Park Avenue
New York, NY 10154

---------------------------
* Less than 1 percent

(1) Includes one share that Mr. Jaharis owns jointly with his wife, 7,610,000 shares held by Kos Holdings, Inc., and 960,069 shares held by Kos Investments, Inc. Mr. Jaharis is the controlling shareholder of both Kos Holdings, Inc. and Kos Investments, Inc. It also includes 5,091,650 shares which may be issued upon the conversion into Common Stock of borrowings outstanding as of December 31, 2002, under the Company's $50,000,000 Supplemental Credit Facility with Mr. Jaharis (Mr. Jaharis has transferred all of his rights and obligations, with respect to one-half of the outstanding borrowings under this facility, to Mrs. Jaharis and her subsequent transferree) and non-detachable warrants to purchase 6,000,000 shares of Common Stock at $5.00 per share pursuant to the Company's Standby Facility with Mr. Jaharis.

(2) Includes 581,250 shares of Common Stock that may be purchased by Mr. Bell pursuant to options that are currently exercisable. Does not include any shares of Common Stock owned by Kos Holdings, Inc. or Kos Investments, Inc., in which Mr. Bell has an indirect ownership of less than ten percent interest through Kos Investments, Inc.

(3) Includes 212,500 shares of Common Stock that may be purchased by Mr. Baldini pursuant to options that are currently exercisable.

(4) Includes 50,000 shares of Common Stock that may be purchased by Mr. Adams pursuant to options that are currently exercisable and 16,667 shares available to Mr. Adams under a Common Stock Grant award.

(5) Includes 52,500 shares of Common Stock that may be purchased by Mr. Bova pursuant to options that are currently exercisable.

(6) Includes 95,500 shares of Common Stock that may be purchased by Mr. Kiritsy pursuant to options that are currently exercisable.

(7) Includes 133,750 shares of Common Stock that may be purchased by Mr. McGovern pursuant to options that are currently exercisable.

(8) Includes 115,917 shares of Common Stock that may be purchased by Mr. Sexton pursuant to options that are currently exercisable.

(9) Consists of shares of Common Stock that may be purchased pursuant to options that are currently exercisable.

(10) Includes 94,000 shares of Common Stock that may be purchased by Dr. Jaharis pursuant to options that are currently exercisable. Does not include any shares of Common Stock owned by Kos Holdings, Inc. or Kos Investments, Inc. in which Dr. Jaharis has an indirect ownership interest through Kos Investments, Inc. of less than ten percent.

(11) Includes 116,000 shares of Common Stock that may be purchased by Dr. Novitch pursuant to options that are currently exercisable.

(12) Includes 1,799,417 shares of Common Stock issuable upon exercise of options that are currently exercisable, 5,091,650 shares which may be issued upon the conversion into Common Stock of borrowings outstanding as of December 31, 2002, under the Company's $50,000,000 Supplemental Credit Facility with Mr. Jaharis and non-detachable warrants to purchase up to 6,000,000 shares of Common Stock at $5.00 per share pursuant to the Company's Standby Facility with Mr. Jaharis.

(13) Includes 5,091,649 shares which may be issued upon the conversion into Common Stock of borrowings outstanding as of December 31, 2002, under the Company's $50,000,000 Supplemental Credit Facility, which would be held by Wilson Point Holdings, LP, a limited partnership controlled by Mrs. Jaharis (Mrs. Jaharis has contributed the right to acquire the 5,091,649 shares of the Company's Common Stock to Wilson Point Holdings, LP).

(14) Represents shares which may be issued upon the conversion into Common Stock of borrowings outstanding as of December 31, 2002, under the Company's $50,000,000 Supplemental Credit Facility.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

     At the Annual Meeting, ten directors are to be elected to hold office until the 2004 Annual Meeting of Shareholders and until their successors have been elected and qualified. The ten nominees for election as directors are Michael Jaharis, Daniel M. Bell, Adrian Adams, Robert E. Baldini, John Brademas, Steven Jaharis, Louis C. Lasagna, Nicolaos E. Madias, Mark Novitch, and Frederick B. Whittemore. Each nominee is currently a member of the Board of Directors. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominees named will be unable or unwilling to serve if elected.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY'S 2004 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

2002 DIRECTORS                      AGE    POSITION WITH THE COMPANY
--------------                      ---    ------------------------
Michael Jaharis                      74    Chairman Emeritus of the Board
Daniel M. Bell                       60    Chairman of the Board
Robert E. Baldini                    72    Vice Chairman of the Board
Adrian Adams                         52    President and Chief Executive Officer
John Brademas, Ph.D.                 76    Director(1)
Steven Jaharis, M.D.                 43    Director(2)
Louis C. Lasagna, M.D.               80    Director(1)
Nicolaos E. Madias, M.D.             58    Director
Mark Novitch, M.D.                   70    Director(2)
Frederick B. Whittemore              72    Director(1)(2)

------------------
(1) Member of Audit Committee
(2) Member of Compensation and Stock Option Committee


     MICHAEL JAHARIS, a founder of the Company, funded the operations of the Company since its inception and until the Company's Initial Public Offering of its Common Stock ("IPO"). (Mr. Jaharis currently provides the Company with credit facilities totaling $130 million). Mr. Jaharis initially served as Chairman of the Company's Board of Directors through December 31, 2001. Effective January 1, 2002, Mr. Jaharis was appointed Chairman Emeritus of the Board. In these positions, Mr. Jaharis has been actively involved in the development of the Company's business strategy and in critical implementation decisions. From 1972 until 1986, Mr. Jaharis served as the President and Chief Executive Officer of Key Pharmaceuticals, Inc. ("Key Pharmaceuticals"). Key Pharmaceuticals was acquired by Schering-Plough Corporation in 1986. Mr. Jaharis also serves as Chairman of Kos Investments, Inc. and Kos Holdings, Inc., as Trustee of Tufts University, and as Chairman of the Board of Overseers of Tufts University School of Medicine.

     DANIEL M. BELL, a founder of the Company, served as a Director and as the President and Chief Executive Officer of the Company since its inception through December 31, 2001. Effective June 11, 2001, Mr. Bell was appointed Chairman of the Company's Board of Directors. Mr. Bell also serves as a director of Kos Investments, Inc. and Kos Holdings, Inc. and as a director of two private companies in which Kos Investments, Inc. or Michael Jaharis is the largest shareholder. From 1983 to 1986, Mr. Bell was employed by Key Pharmaceuticals and was serving as its Executive Vice President and Chief Operating Officer at the time of its acquisition by Schering-Plough in June 1986.

     ROBERT E. BALDINI has served as Vice Chairman of the Board since July 1996, as a senior marketing consultant to the Company since April 1996, and as the Company's Chief Sales and Marketing Officer from February 1998 until December 31, 2001. In these positions, Mr. Baldini served as an executive officer of the Company. In addition to performing services for the Company, Mr. Baldini served as a director of Ascent Pediatrics, Inc. Mr. Baldini served Key Pharmaceuticals from 1982 to 1986 as Senior Vice President of Sales and Marketing. Following its acquisition by Schering-Plough, he continued with the Key Pharmaceuticals Division of Schering-Plough until 1995, last serving as its President.

     ADRIAN ADAMS joined the Company effective April 26, 2001, as President and Chief Operating Officer. Effective January 1, 2002, Mr. Adams succeeded Mr. Bell as the Company's Chief Executive Officer and was also elected to the Company's Board of Directors. Prior to joining the Company, Mr. Adams served as President and Chief Executive Officer of Novartis Pharmaceuticals UK. Mr. Adams also served SmithKline Beecham Pharmaceuticals from 1992 to 1999 in various capacities, last serving as President of its Canadian subsidiaries.

     JOHN BRADEMAS, PH.D. has served as a Director of the Company since the completion of the Company's IPO. Dr. Brademas has been President Emeritus of New York University since 1992. Prior to 1992, he was President of New York University for eleven years and was the U.S. Representative in Congress for Indiana's Third District for twenty-two years. Dr. Brademas serves as a director of Loews Corporation and InsurBanc. He is a former Chairman of the Federal Reserve Bank of New York and a former director of the New York Stock Exchange.

     STEVEN JAHARIS, M.D. has served as a Director of the Company since its inception. Dr. Jaharis has been a practicing physician since 1990 and currently serves as a family practitioner at Winnetka Family Medicine. Dr. Jaharis serves on the Board of Overseers of Tufts University School of Medicine. Dr. Jaharis is the son of Michael Jaharis.

     LOUIS C. LASAGNA, M.D. has served as a Director of the Company since the completion of the Company's IPO. Dr. Lasagna served as the Dean of the Sackler School of Graduate Biomedical Sciences at Tufts University from 1984 to 2001, and currently serves as Dean Emeritus. Dr. Lasagna serves on the board of directors of Advance Biofactures Corp., on the scientific advisory board of Alexza Molecular Delivery Corp. and Sention, and serves as a consultant to Whitehall Laboratories, a subsidiary of American Home Products Corporation.

     NICOLAOS E. MADIAS, M.D. was appointed as a Director of the Company effective January 31, 2002. Dr. Madias has been a practicing physician since 1976 at the New England Medical Center, where he has held various positions including Chief of the Division of Nephrology, a position held from 1982 to 1999. Dr. Madias currently serves as Interim Dean and Professor of Medicine at Tufts University School of Medicine.

     MARK NOVITCH, M.D. has served as a Director of the Company since the completion of the Company's IPO. Dr. Novitch served as Professor of Health Care Sciences at George Washington University from 1994 to 1997 and as Adjunct Professor from 1997 to 2001. Dr. Novitch was with The Upjohn Company from 1985 to 1993, last serving as Vice Chairman. From 1971 to 1985, Dr. Novitch was with the FDA, serving as Deputy Commissioner from 1981 to 1985. Dr. Novitch serves as a director of Alteon, Inc., Guidant Corporation, Neurogen Corporation, and Calypte Biomedical, Inc.

     FREDERICK B. WHITTEMORE has served as a Director of the Company since the completion of the Company's IPO. Mr. Whittemore has been with Morgan Stanley since 1958 and presently serves as Advisory Director. Mr. Whittemore also serves as a director of Chesapeake Energy Corporation, Maxcor Financial Group, Inc., and Southern Pacific Petroleum N.L.

OTHER 2002 EXECUTIVE OFFICERS

NAME                                AGE              POSITION WITH THE COMPANY
----                                ---              -------------------------
David J. Bova                        57              Senior Vice President, Research and Development
Richard King                         38              Senior Vice President, Commercial Operations
Christopher P. Kiritsy               38              Senior Vice President, Chief Financial Officer
Mark E. McGovern                     49              Senior Vice President, Chief Medical Officer
Frederick A. Sexton                  43              Senior Vice President, Technical Operations and
                                                        Product Development

--------

     DAVID J. BOVA, a founder of the Company, has directed the Company's product development efforts since inception and served as Senior Vice President, Research and Development in 2002 until his retirement on July 1, 2002. Prior to the founding of Kos, Mr. Bova was at Key Pharmaceuticals from 1981 until its acquisition by Schering-Plough; he continued with Schering-Plough until the founding of Kos in 1988. At Key Pharmaceuticals, he last served as Director of Product Development. Prior to 1981, Mr. Bova was employed by the USV pharmaceutical operation of Revlon Healthcare.

     RICHARD KING joined the Company in February 2002 and currently serves as Senior Vice President, Commercial Operations. Prior to joining Kos, Mr. King was employed by Solvay Pharmaceuticals since 2000, as Senior Vice President of Commercial Operations. Prior to 2000, Mr. King had been employed by Lederle Laboratories and by SmithKline Beecham Pharmaceuticals in various sales and marketing positions.

     CHRISTOPHER P. KIRITSY joined the Company in June 1995 and currently serves as Senior Vice President, Chief Financial Officer. Since joining Kos, Mr. Kiritsy has been instrumental in executing various business development and financing activities, including Kos' two public equity offerings completed during 1997. From 1988 to 1995, Mr. Kiritsy served as Associate Director of Product Development at the Institute of Molecular Biology, a private biotechnology company.

     MARK E. MCGOVERN MD joined the Company in March 1997 and currently serves as Senior Vice President, Chief Medical Officer. Prior to joining Kos, Mr. McGovern had been employed since 1986 by Bristol-Myers Squibb Company, last serving as Executive Director, Heart Failure/Atherosclerosis Clinical Research.

     FREDERICK A. SEXTON joined the Company in January 1996 and currently serves as Senior Vice President, Technical Operations and Product Development. Prior to joining the Company, Mr. Sexton was employed by Boehringer Ingelheim Pharmaceuticals from 1984 through 1995 in various production and quality assurance positions involving solid-dose and aerosol products. Prior to 1984, Mr. Sexton was employed by Ayerst Laboratories in research and production positions.

                   THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     During the year ending December 31, 2002, the Board of Directors held five meetings. During such year, all directors attended at least 75 percent of the meetings of the Company's Board of Directors and committees of which they were a member. In addition to attending meetings, directors discharge their responsibilities through review of Company reports to directors and correspondence and telephone conferences with the Company's executive officers, key employees, and others regarding matters of interest to the Company.

AUDIT COMMITTEE

    The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent certified public accountants, the scope of other services provided by the Company's independent certified public accountants, proposed changes in the Company's financial accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to the financial affairs and accounting methods of the Company, including selection and retention of the Company's independent certified public accountants. During the year ending December 31, 2002, the Audit Committee held one regularly scheduled meeting, and the Chairman of the Audit Committee held several meetings with management and the Company's auditors. Dr. Brademas, Dr. Lasagna, and Mr. Whittemore, each of whom is a non-employee director of the Company, constitute the Audit Committee.

AUDIT COMMITTEE REPORT(1)

     The Audit Committee of the Company is comprised of three independent directors, as defined by the Nasdaq Stock Market listing requirements, and operates under a written charter adopted by the Board of Directors.

     The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2002 with management and with the independent auditors, including matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended.

     The Audit Committee has reviewed the independent auditors' fees for audit and non-audit services for fiscal year 2002. The Audit Committee considered whether such non-audit services are compatible with maintaining independent auditor independence. Such fees were $132,000 for audit services.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended, and has discussed with the independent auditors their independence.

     Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, to be filed with Securities and Exchange Commission.

     The foregoing has been furnished by the Audit Committee:

                         John Brademas
                         Louis C. Lasagna
                         Frederick B. Whittemore

(1)THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee is responsible for administering the Company's executive compensation, including base salaries, bonuses and awards of stock options. During the year ending December 31, 2002, the Compensation and Stock Option Committee held one meeting. Dr. Jaharis, Dr. Novitch and Mr. Whittemore, each of whom is a non-employee director of the Company, constitute the Compensation and Stock Option Committee.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company is entitled to receive a fee of $2,000 for attendance at each meeting of the Board of Directors. In addition, each non-employee director is entitled to receive $1,000 for attendance at each meeting of a committee of the Board of Directors. All directors are reimbursed for travel expenses incurred in connection with the performance of their duties as directors.

     Each outside director of the Company is granted an option to purchase 15,000 shares of Common Stock upon election to the Board, receives options to purchase 30,000 shares effective on each director's anniversary date and 10,000 shares effective on the date of the Company's Annual Shareholders' Meeting.

     Michael Jaharis has elected not to receive fees or stock options in connection with his prior service as Chairman of the Board and his current position as Chairman Emeritus. Although Mr. Jaharis has been actively involved in the development of the Company's business strategy and in critical implementation decisions, he has never been paid compensation by the Company for acting in such capacity. The Company, however, leases an automobile for Mr. Jaharis' use.

COMPENSATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     During the year ended December 31, 2002, the Company retained its independent certified public accountants, Ernst & Young LLP, to provide services in the following categories and amounts:

AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2002, equal $132,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the fiscal year ended December 31, 2002, the Company's independent certified public accountants did not provide any information systems design and implementation services to the Company.

ALL OTHER FEES

     During the fiscal year ended December 31, 2002, the Company's independent certified public accountants did not provide any services to the Company other than the professional services rendered for the audit and review of the Company's financial statements.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

     On December 19, 2002, the Company and Michael Jaharis, Chairman Emeritus of the Company's Board of Directors and its principal shareholder, entered into an agreement whereby Mr. Jaharis agreed to replace the previous $30-million credit facility extended to the Company by Mr. Jaharis on July 1, 1998, with a new facility expiring on June 30, 2008 (the "Additional Standby Facility"). In connection with this new credit arrangement, the Company granted to Mr. Jaharis non-detachable warrants to purchase 1,000,000 shares of the Company's Common Stock at an exercise price based on the market price of the Company's Common Stock on the date that the first draw under this facility occurs. The Company had no borrowings outstanding under the Additional Standby Facility as of December 31, 2002. Borrowings, when outstanding, will bear interest at the prime rate (4.25% as of December 31, 2002), and are subject to the terms and conditions of borrowings made under the Supplemental Credit Facility.

     On September 1, 1999, the Company formally agreed to the terms of an additional $50-million funding arrangement initially entered into with Michael Jaharis on October 7, 1998 (the "Supplemental Credit Facility"). On July 21, 2001, the Company replaced its existing $50 million promissory note payable to Mr. Jaharis with two, $25 million, promissory notes, one payable in the name of Mr. Jaharis and the other payable in the name of Mr. Jaharis' wife. With this promissory note replacement, all of Mr. Jaharis' existing rights and obligations under the Supplemental Credit Facility, with respect to one-half of the outstanding amount, have been transferred to Mrs. Jaharis, and were subsequently transferred by Mrs. Jaharis to a limited partnership that she controls. All other terms and conditions of the Supplemental Credit Facility remain unchanged. Borrowings under the Supplemental Credit Facility totaled $50 million as of December 31, 2002, bear interest at the prime rate, are convertible (at $4.91 per share) into shares of the Company's Common Stock, and will be due December 31, 2003. Although no amounts borrowed under the Supplemental Credit Facility have been converted as of December 31, 2002, the conversion of amounts borrowed under the Supplemental Credit Facility into shares of the Company's Common Stock would have resulted in the issuance of 10,183,299 additional shares of the Company's Common Stock, thus causing material dilution to existing shareholders of the Company. The Company believes that on or prior to the maturity date, it will have sufficient cash, available credit, and access to capital from third parties to be able to repay the Supplemental Credit Facility on a timely basis in the event that it is not converted into shares of the Company's Common Stock. However, the Company believes that, if the market price of the Company's Common Stock continues to significantly exceed the conversion price established under the Supplemental Credit Facility, which is $4.91 per share, through the maturity date, Mr. Jaharis and the other lenders will elect to convert the borrowings outstanding under this facility into shares of Kos Common Stock prior to the maturity date, thereby relieving the Company of the obligation to repay such facility. If such debt conversion were not to take place for any reason, the Company would be required to utilize its cash flow from operations and its then remaining borrowing capacity under its two other facilities with Mr. Jaharis, if such borrowing capacity is available at all, to repay borrowings due under the Supplemental Credit Facility. In addition, the Company could also be required to seek to raise additional capital to repay the Supplemental Credit Facility to the extent that its cash and available credit are insufficient to repay the Supplemental Credit Facility in full prior to its maturity date. The Company's decision to issue additional debt or equity, or to sell some or all of its assets, in order generate additional capital would require the consent of Mr. Jaharis and the other lenders. It is possible that the Company could seek to extend the maturity date of the Supplemental Credit Facility or enter into a new financing arrangement with Mr. Jaharis and the other lenders that would replace the Supplemental Credit Facility; however, the Company has not sought any such extension or replacement facility and Mr. Jaharis and the other lenders would be under no obligation to the Company to provide any such extension or replacement. There can be no assurance that additional capital will be available to the Company on acceptable terms, or at all, or that the lenders under the Supplemental Credit Facility will convert the Company's borrowings under such facility into shares of the Company's Common Stock.

     On December 21, 1999, Mr. Jaharis agreed to extend another $50-million loan to the Company (the "Standby Facility"). Borrowings made under the Standby Facility totaled $34 million as of December 31, 2002, are due June 30, 2005, and are also subject to most of the terms and conditions of borrowings made under the Supplemental Credit Facility, including the condition that the death of lender shall not have occurred. Borrowings made under the Standby Facility are not, however, convertible into shares of the Company's Common Stock. In lieu of a conversion feature, the Company has granted to Mr. Jaharis non-detachable warrants to purchase 6,000,000 shares of the Company's Common Stock at $5.00 per share, which approximated the market value of the Company's Common Stock on the effective date of the Standby Facility. The warrants are exercisable at any time until June 30, 2006. The exercise of a significant number of the warrants issued under the Standby Facility will cause material dilution to existing shareholders of the Company.

     The Company recorded $4.0 million and $6.1 million of interest expense for the years ended December 31, 2002 and 2001, respectively, related to its credit facilities with Mr. Jaharis and his transferees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such reporting persons are required by SEC regulation to furnish the Company with copies of all such reports they file. Based solely on a review of the copies of such reports the Company received, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2002, all officers, directors, and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for a Form 3 by Richard King, a Form 4 by Mary Jaharis reporting an indirect purchase of shares of the Common Stock, a Form 4 by Christopher P. Kiritsy reporting an acquisition of options to purchase shares of the Common Stock, and a Form 4 by Frederick A. Sexton reporting an indirect sale of shares of the Common Stock, each of which was inadvertently filed late.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned for the fiscal years ended December 31, 2002, 2001 and 2000, by the Company's Chief Executive Officer and the four other highest paid executive officers of the Company during 2002 (collectively the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                       -------------------------------------
                                        ANNUAL COMPENSATION                     AWARDS             PAYOUTS
                                -------------------------------------  --------------------------  ---------
                                                           OTHER       RESTRICTED   SECURITIES
                                                           ANNUAL        STOCK      UNDERLYING       LTIP      ALL OTHER
NAME AND                        SALARY      BONUS       COMPENSATION   AWARD(S)    OPTIONS/SARS    PAYOUTS   COMPENSATION
PRINCIPAL POSITION      YEAR      ($)        ($)            ($)           ($)          (#)           ($)        ($)(1)
------------------    -------  -------- -------------  -------------  ---------- ---------------  --------- --------------
Daniel M. Bell          2002    300,000    200,000(2)        -             -         100,000(2)       -         105,715(3)
Chairman of the         2001    395,600    400,000(4)        -             -         200,000(4)       -         100,134(3)
  Board of Directors    2000    350,000    250,000(5)        -             -         150,000          -          21,656


Adrian Adams            2002    375,000    300,000(2)        -             -         200,000(6)       -          58,115(7)
President and CEO       2001    181,300    175,000(4)        -         1,200,000     200,000(8)       -          17,562(7)

David J. Bova           2002    147,115       -         1,727,000(9)       -               -          -           2,547
Senior V. P.,           2001    250,000       -           842,000(9)       -          25,000(4)       -           3,589
  Research and          2000    250,000       -           551,000(9)       -          25,000          -           3,102
  Development

Christopher P.          2002    250,000    125,000(2)        -             -         115,000(10)      -          63,644(11)
Kiritsy
Senior V.P., Chief      2001    185,288     75,000(4)        -             -          75,000(4)       -             701
  Financial Officer     2000    150,000     75,000(12)       -             -          50,000          -             516

Mark E. McGovern        2002    285,000     95,000(2)        -             -          65,000(2)       -          14,550(13)
Senior V.P.,            2001    262,000     75,000(4)        -             -          50,000(4)       -           7,050
  Chief Medical         2000    234,000     75,000(12)       -             -          35,000          -           1,691
  Officer

Frederick A. Sexton     2002    275,000     90,000(2)        -             -          60,000(2)       -          13,723(13)
Senior V.P.,            2001    247,800     70,000(4)        -             -          50,000(4)       -           1,455
  Technical Ops.        2000    224,200     60,000(12)       -             -          30,000          -           1,170
  and Product
  Development


----------------

(1)  Consists of life insurance premiums, unless otherwise stated.

(2)  Awarded by the Company's Board of Directors on January 23, 2003.

(3) Consists of life insurance premiums, automobile lease expenses of $12,100 for 2002, of $11,900 (during each of 2001 and 2000), and other compensation of $81,000 and $77,000 for 2002 and 2001, respectively, for Mr. Bell.

(4)  Awarded by the Company's Board of Directors on January 31, 2002.

(5) Includes $200,000 awarded by the Company's Board of Directors on January 31, 2001.

(6) Includes 175,000 options awarded by the Company's Board of Directors on January 23, 2003.

(7) Consists of life insurance premiums, automobile lease expense of $18,448 and $6,634 for 2002 and 2001, respectively, and other moving and relocation expenses of $33,500 and $9,940 for 2002 and 2001, respectively, for Mr. Adams.

(8) Includes 100,000 options awarded by the Company's Board of Directors on January 31, 2002.

(9) Consists of a royalty, based on net sales of the Company's NIASPAN(R) and ADVICOR(TM) products, payable to Mr. Bova under his 1992 employment agreement.

(10) Includes 85,000 options awarded by the Company's Board of Directors on January 23, 2003.

(11) Consists of life insurance premiums, automobile lease expense of $12,000, and other moving and relocation expenses of $50,765, for Mr. Kiritsy.

(12) Awarded by the Company's Board of Directors on January 31, 2001.

(13) Consists of life insurance premiums and automobile lease expense of $12,000, for each Messrs. McGovern and Sexton.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth options to the Named Executive Officers granted during the year ended December 31, 2002:

                                                                                                    POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                  INDIVIDUAL GRANTS                                     ANNUAL RATE OF
                           -----------------------------------------------------------------       STOCK PRICE APPRECIATION
                           NUMBER OF SECURITIES  % OF TOTAL OPTIONS   EXERCISE OR                     FOR OPTION TERM(1)
                            UNDERLYING OPTIONS  GRANTED TO EMPLOYEES  BASE PRICE  EXPIRATION   ---------------------------------
NAME                           GRANTED (#)(1)      IN FISCAL YEAR      ($/SHARE)     DATE        0%($)      5%($)       10%($)
----                         ------------------- -------------------  ----------- ----------    ------  ------------ ------------
Daniel M. Bell............          200,000              9%             $22.55     1/29/12        -      $2,836,315   $7,187,778
Adrian Adams..............          100,000              5%              22.55     1/29/12        -       1,418,157    3,593,889
                                     25,000              1%              15.33     7/17/12        -         241,024      610,802
David J. Bova.............           25,000              1%              22.55     1/29/12        -         354,539      898,472
Christopher P. Kiritsy....           75,000              3%              22.55     1/29/12        -       1,063,618    2,695,417
                                     30,000              1%              11.50    10/23/12        -         216,969      549,841
Mark E. McGovern..........           50,000              2%              22.55     1/29/12        -         709,079    1,796,945
Frederick A. Sexton.......           50,000              2%              22.55     1/29/12        -         709,079    1,796,945


(1) Stock option grants vest at 25% per year on each anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table provides information about the number of aggregated option exercises during the last fiscal year and value of options held by the Named Executive Officers at December 31, 2002:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                         SHARES                          OPTIONS AT             IN-THE-MONEY OPTIONS
                                      ACQUIRED ON      VALUE           FISCAL YEAR-END        AT FISCAL YEAR-END ($)(1)
                                        EXERCISE      REALIZED   --------------------------- ---------------------------
NAME                                      (#)           ($)      EXERCISABLE UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  ------------ ------------- ----------- --------------- ------------- -------------
Daniel M. Bell.....................         -             -        506,250       318,750       $6,713,563     $439,938
Adrian Adams.......................         -             -         25,000       200,000           25,750      169,000
David J. Bova......................         -             -         38,750        51,250          250,938       91,938
Christopher P. Kiritsy.............        3,000         20,220     69,250       143,750          548,133      349,688
Mark E. McGovern...................         -             -        107,500        87,500          836,575      129,625
Frederick A. Sexton................       10,000        160,630     95,917        78,750          806,767       91,938

(1) The option value is based on the difference between the fair market value of the shares on December 31, 2002, which was $19.00 per share, and the option exercise price per share, multiplied by the number of shares of Common Stock subject to the option.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002 about shares of the Company's common stock to be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans:

                                                (A)
                                             NUMBER OF                               NUMBER OF SECURITIES
                                             SECURITIES              (B)             REMAINING AVAILABLE
                                         TO BE ISSUED UPON    WEIGHTED AVERAGE     FOR ISSUANCE UNDER EQUITY
                                            EXERCISE OF       EXERCISE PRICE OF       COMPENSATION PLANS
                                        OUTSTANDING OPTIONS,  OUTSTANDING OPTIONS,  (EXCLUDING SECURITIES)
                                        WARRANTS AND RIGHTS   WARRANTS AND RIGHTS   REFLECTED IN COLUMN (A)
        PLAN CATEGORY
        -------------                    -------------------  -------------------  -----------------------
        Equity Compensation plans
           approved by Shareholders...          6,544,822             $  15.46                3,780,646
        Equity Compensation plans
           not approved by
           Shareholders...............                 --                   --                       --
                                           --------------       --------------          ---------------

        Total.........................          6,544,822            $   15.46                3,780,646
                                           ==============       ==============          ===============


TEN-YEAR OPTION REPRICINGS

     There were no option repricings for Named Executive Officers during the year ended December 31, 2002.

401(k) PLAN

     The Company's Internal Revenue Code Section 401(k) Plan, known as the Kos Savings Plan, became effective on January 1, 1994. Each full-time employee who has completed at least 90 days of service with the Company and has attained age 21 is eligible to make pre-tax elective deferral contributions each year not exceeding the lesser of a specified statutory amount or 15% of the employee's compensation for the year. The Company matches employee contributions to the Kos Savings Plan. The Company's matching contribution to the Kos Savings Plan is made in the form of previously unissued Common Stock. The Company matches employee contributions up to 50% of an employee's 401(k) contribution, and not to exceed 3% of such employee's compensation or $5,500 per employee for any given year. An employee is always 100% vested in the employee's elective deferral contributions to the Kos Savings Plan and is vested up to 100% in the Company matching contribution portion of such plan at 25% per year of employment.

EMPLOYEE STOCK PURCHASE PLAN

     Eligible Company employees may participate in the Kos Pharmaceuticals, Inc. 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, an eligible employee may purchase Common Stock at a 15% discount by contributing to the Stock Purchase Plan, through payroll deductions, up to 10% of such employee's annual compensation. Each employee's total contributions are limited to $25,000 per year. Employee payroll deductions are accumulated for six-month periods at the end of which shares of the Company's Common Stock are purchased under the Stock Purchase Plan. All employees of the Company with at least 90 days of continuous service at the beginning of each six-month offering period are eligible to participate in that offering period. The Company has reserved 1,000,000 shares of Common Stock for purchase by employees under the Stock Purchase Plan.

EMPLOYMENT AGREEMENTS

     The Company entered into a management agreement with Daniel M. Bell, effective January 1, 2002. Under the Agreement, Mr. Bell serves as the Chairman of Board of Directors of the Company, and as a senior executive officer and employee of the Company for a term continuing until Mr. Bell's 65th birthday and thereafter upon the mutual consent of Mr. Bell and the Company, unless earlier terminated in accordance with the agreement. The agreement provides that Mr. Bell's base annual compensation shall be $300,000 and may be increased at any time in the discretion of the Board of Directors. Under the agreement, Mr. Bell also receives an annual bonus and an annual stock option grant in amounts to be determined by the Board of Directors based upon Mr. Bell's and the Company's performance, but in no event shall the amount of such annual bonus be less than $150,000 during the period Mr. Bell continues to serve as an officer of the Company. The agreement also provides that the Company will provide Mr. Bell with the use of an automobile and office space and staff in the Company's Miami office. Under the terms of the agreement, the Company may terminate Mr. Bell's employment at any time upon thirty days written notice. In the event that Mr. Bell's employment or his position as Chairman of the Board is terminated for any reason, including retirement, death or disability, Mr. Bell is entitled to a pro rata amount of any bonus compensation payable to him for that year, and thereafter he and his spouse shall be eligible to participate in any pension plan adopted by the Company with benefits no less favorable than are provided to Mr. Bell and his spouse under the management agreement. In the event that no such pension plan shall have been adopted, the Company shall pay to Mr. Bell not less than $400,000 per year, subject to annual adjustment for cost of living increases. In addition, Mr. Bell and his spouse will receive health and life insurance benefits. In the event that Mr. Bell predeceases his spouse, his spouse will receive one-half of any payments otherwise payable to Mr. Bell. Mr. Bell is prohibited from competing with the Company for so long as he is receiving payments from the Company under the management agreement. The management agreement supercedes any and all prior employment agreements with Mr. Bell, including Mr. Bell's July 1, 1996 employment agreement with the Company.

     The Company entered into an employment agreement with Adrian Adams dated April 26, 2001. Under the agreement, Mr. Adams served initially as President and Chief Operating Officer of the Company until December 31, 2001, and currently serves as President and Chief Executive Officer, and as a member of the Board of Directors. The agreement provides that Mr. Adams' annual base compensation, currently at $375,000, is subject to annual increase in an amount to be determined by the Board of Directors. The agreement also provides Mr. Adams the use of an automobile. Under the agreement, Mr. Adams was initially awarded the option to purchase 100,000 options of the Company's Common Stock. In addition, the Company issued to Mr. Adams 66,668 shares of fully paid and non-assessable restricted stock. Twenty-five percent of such restricted stock shall vest on each of the first four anniversary dates of Mr. Adams' employment with the Company, subject to the Company's right to cancel the issuance of all unvested restricted stock shares in the event that Mr. Adams' employment is terminated prior to his fourth anniversary with the Company. Under the agreement, Mr. Adams shall also receive an annual bonus and annual stock option grants in amounts to be determined by the Board of Directors based upon Mr. Adams' and the Company's performance, but in no event shall the amount of such annual bonus be less than $150,000, nor shall the annual stock option grants be less than 50,000 shares. The term of the employment agreement expires on June 10, 2006, such term to automatically renew for successive one-year renewal terms unless the Company or Mr. Adams provides the other with notice of its determination not to renew the agreement. The agreement is subject to earlier termination with or without cause by the Company, upon mutual agreement between the Company and Mr. Adams, upon Mr. Adams' voluntary resignation, upon the death or disability of Mr. Adams, or at the election of Mr. Adams, upon a change in control of the Company. In the event that Mr. Adams' employment is terminated without cause, Mr. Adams will receive his base compensation, bonus compensation, life and health insurance, and automobile benefits until the earlier to occur of the date 24 months from the date of such termination and the date on which Mr. Adams obtains new employment. In addition, a pro rata share of stock options previously awarded to Mr. Adams would vest at the rate of 25% of such options per calendar year of employment prior to termination, except that the restricted stock shares shall continue to vest in accordance with the agreement until the earlier to occur of 24 months from the date of such termination and the date on which Mr. Adams obtains employment with a third party, at which time such shares of common stock shall be 100% vested. In the event of a termination upon a change in control, Mr. Adams shall be entitled to a lump sum cash payment in an amount equal to two times the sum of his base compensation and the bonus compensation paid or payable for the most recently completed fiscal year. In addition, Mr. Adams would receive health and life insurance, and automobile benefits until the earlier to occur of the date 24 months from the date of such termination and the date on which he obtains new employment. All unvested stock options previously awarded would vest in accordance with the stock option plan pursuant to which such options were vested, except that the restricted stock shares shall be 100% vested effective as of the date of such termination. Mr. Adams is prohibited from competing with the Company during the term of the agreement and for the two-year period following termination.

     David J. Bova entered into an employment agreement with the Company in 1992. The employment agreement expired on December 31, 1997. Pursuant to the employment agreement, however, the Company has continuing obligations to Mr. Bova. The agreement provides that Mr. Bova receive royalties in an amount equal to one percent of the net sales of the Company's NIASPAN(R) and ADVICORTM products through December 31, 2003, up to an aggregate cap of $4,000,000. The agreement provides that, under certain circumstances, the royalty amount may be reduced to 0.5% of net sales. The agreement also provides that under certain circumstances, the Company's obligation to pay royalties may cease upon Mr. Bova's termination with the Company. The Company recorded $1,727,000 of royalty expense for the year ended December 31, 2002, under this agreement with Mr. Bova. This agreement prohibits Mr. Bova from competing with the Company for a period of two years after the end of the term of the agreement. Mr. Bova continued to be employed by the Company, although not pursuant to an employment agreement, through July 1, 2002, on which date he retired from the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All decisions regarding compensation of the Company's executive officers are subject to the authority of the Compensation and Stock Option Committee. Dr. Jaharis, Dr. Novitch, and Mr. Whittemore, each of whom is a non-employee director of the Company, constitute the Compensation and Stock Option Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee is responsible for determining compensation levels, including bonuses, for the officers of the Company other than executive officers, awarding stock options to such officers, and for recommending to the Board of Directors the cash and equity compensation of the Company's executive officers.

     In determining the compensation of the Company's executive officers, the Compensation and Stock Option Committee takes into account all factors that it considers relevant, including business conditions in general and the Company's performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible. The structure of each executive compensation package is weighted towards incentive forms of compensation so that such executive's interests are aligned with the interests of the shareholders of the Company. The Compensation and Stock Option Committee believes that granting stock options provides an additional incentive to executive officers to continue in the service of the Company and gives them an interest similar to shareholders in the success of the Company. The compensation program for executive officers consists of grants of stock options, in addition to base salaries and bonuses.

     The Company has entered into an employment agreement dated as of April 26, 2001, with Adrian Adams who joined the Company as President and Chief Operating Officer. Effective January 1, 2002, Mr. Adams succeeded Mr. Bell as the Company's Chief Executive Officer and was also elected to the Company's Board of Directors. In such capacity, Mr. Adams' bonus and stock option compensation was directly related to corporate performance, subject to the terms of Mr. Adams' employment agreement. The Compensation and Stock Option Committee believes that the Company, in large part due to Mr. Adams' efforts, achieved several accomplishments in 2002. The factors that the Compensation and Stock Option Committee considered in determining Mr. Adams' base and bonus compensation and annual stock option award for the 2002 fiscal year were as follows: the Company exceeded budgeted net revenue by 15% to a record $172.7 million, an 89% increase from 2001; the Company achieved $222 million in gross sales, a 105% increase from 2001; the Company achieved its first ever quarterly operating profit and net income, one year ahead of schedule; the Company generated $24 million in cash from operations during the second half of the year; the Company exceeded WALL STREET estimates for the year; the Company completed a $61 million international partnership with Merck KGaA; the Company received approval to market NIASPAN with HDL claims; the Company submitted ADVICOR for European approval; and the Company had several other accomplishments.


       Frederick B. Whittemore, Chairman
       Steven Jaharis, M.D.
       Mark Novitch, M.D.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock during the years ended December 31, 2002, 2001, 2000, 1999 and 1998, with the cumulative total shareholder return of companies comprising the Nasdaq Stock Market (U.S.) Index and the total shareholder return of a peer group of companies comprising the Nasdaq Pharmaceutical Index, which includes pharmaceutical companies traded on the Nasdaq Stock Market. The Company will provide shareholders, upon request, with a list of the companies included in the Nasdaq Pharmaceutical Index. The graph assumes an initial investment of $100 and reinvestment of all dividends.


                                          COMPARISON OF 60-MONTH CUMULATIVE TOTAL RETURNS
------------------------------------------------------------------------------------------------------------------
                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                       BASE      -------------------------------------------------
COMPANY/INDEX                                          DATE*      1998      1999      2000      2001       2002
--------------------                                  --------   -------   -------   -------   --------   --------
Kos Pharmaceuticals, Inc.                               $100       $38       $36      $114       $224       123
Nasdaq Stock Market (U.S.) Index                         100       141       261       157        125        86
Nasdaq Pharmaceutical Index                              100       127       239       299        254       164

-------------------
* Reflects $100 invested in Kos stock and in each index, including reinvestment of dividends.

                                   PROPOSAL 2:

       RATIFICATION AND APPROVAL OF ISSUANCE OF WARRANTS, EXERCISABLE FOR
      SHARES OF COMMON STOCK, ISSUED IN CONNECTION WITH A CREDIT FACILITY
       MADE AVAILABLE TO THE COMPANY BY A DIRECTOR OF THE COMPANY AND THE
                         COMPANY'S LARGEST SHAREHOLDER

GENERAL

     Effective December 19, 2002, the Company entered into a $30,000,000 Revolving Credit and Loan Agreement (the "Additional Standby Facility ") with Michael Jaharis, a member of the Company's board of directors and the Company's largest shareholder, pursuant to which Mr. Jaharis made available to the Company a $30,000,000 revolving credit facility. In connection with the establishment of the Additional Standby Facility, the Company granted to Mr. Jaharis non-detachable Common Stock purchase warrants (the "Warrants") exercisable for up to 1,000,000 million shares of the Company's Common Stock at a price equal to the average of the per share closing bid prices for the Company's Common Stock, as reported on the Nasdaq National Market, rounded up to the nearest $0.125, for the thirty trading days immediately preceding the first advance made by Mr. Jaharis under the Additional Standby Facility. To date, the Company has not received any advances under the Additional Standby Facility. The Warrants may be exercised by Mr. Jaharis at any time after December 19, 2002, and prior to July 1, 2009, provided that the exercise price for the Warrants may only be satisfied by the cancellation of outstanding indebtedness under the Additional Standby Facility. Pursuant to a Registration Rights Agreement (the "Registration Rights Agreement"), the Company granted Mr. Jaharis certain demand and "piggy back" registration rights.

     Shareholders of the Company should read the complete text of the Additional Standby Facility, the Warrants and the Registration Rights Agreement, copies of which have been filed by the Company with the Commission with the Company's Form 10-K for the year ended December 31, 2002. The summary of the Additional Standby Facility, the Warrants and the Registration Rights Agreement contained in this proxy statement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of such documents.

THE NASDAQ STOCK MARKET, INC. RULE 4350

     Under Rule 4350 adopted by The NASDAQ Stock Market, Inc. ("Nasdaq"), the Company is generally required to obtain shareholder approval prior to issuing any shares of the Company's Common Stock to an officer or director of the Company, subject to certain exceptions not applicable to the Warrants.

SHAREHOLDER APPROVAL

     A majority of the total shares present and voting on the Proposal at the Meeting, in person or by proxy, shall constitute the required approval. The Board of Directors of the Company is seeking shareholder ratification and approval of the issuance of the Warrants to Mr. Jaharis. If the shareholders of the Company fail to approve the Warrant issuance Proposal, the Company will attempt to renegotiate the terms of the Additional Standby Facility with Mr. Jaharis.

     The Board of Directors of the Company recommends a vote for the approval of the Warrant issuance Proposal. The Board believes that the agreements entered into with Mr. Jaharis in connection with the Additional Standby Facility are in the best interests of the Company and its public shareholders. The Additional Standby Facility and the Warrants will permit the Company to have access to additional capital on terms that compare favorably to the Company's other financing options. In reaching its decision to consummate the Additional Standby Facility and recommend this Proposal to the Company's shareholders, the Board considered, among other things, the Company's long-term strategic plan, its capital structure, its resources, operations, management and historical and potential earnings, as well as the Company's future prospects both with and without the Additional Standby Facility, and the Company's other financing options.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION AND APPROVAL OF THE ISSUANCE OF WARRANTS EXERCISABLE FOR SHARES OF COMMON STOCK, ISSUED IN CONNECTION WITH A CREDIT FACILITY MADE AVAILABLE TO THE COMPANY BY A DIRECTOR AND ITS LARGEST SHAREHOLDER.

                                   PROPOSAL 3:

      RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC
                                  ACCOUNTANTS

     As previously disclosed, on March 6, 2002, the Audit Committee of the Board of Directors decided, pending the issuance of Arthur Andersen LLP's audit report on the Company's consolidated financial statements for the year ended December 31, 2001, to no longer engage Arthur Andersen LLP ("Arthur Andersen") as the Company's independent certified public accountants and determined to recommend the engagement of Ernst & Young LLP ("EY") to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 2002.

     Arthur Andersen's reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2001 and 2000, and the subsequent period through March 6, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     Arthur Andersen was provided with a copy of the foregoing disclosures. A copy of Arthur Andersen's letter, dated March 14, 2002, stating their agreement with such statements is attached as Exhibit 16 to the Company's Current Report on Form 8-K/A dated March 20, 2002 filed with the Securities and Exchange Commission.

     During the years ended December 31, 2001 and 2000, and the subsequent period through March 6, 2002, the Company did not consult EY with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The firm of Ernst & Young LLP, certified public accountants, served as the Company's independent certified public accountants for the year ended December 31, 2002. Ernst & Young LLP has advised the Company that the firm does not have any direct or indirect financial interest in the Company or its subsidiary, nor has such firm had any such interest in connection with the Company or its subsidiary during the past year, other than in its capacity as the Company's independent certified public accountants. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2003. Although the Audit Committee is not required to do so, it is submitting its selection of the Company's independent certified public accountants for ratification at the Annual Meeting in order to ascertain the views of its shareholders. The Audit Committee will not be bound by the vote of the shareholders; however, if the selection is not ratified, the Audit Committee would reconsider its selection. Representatives of Ernst & Young LLP may be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                  ANNUAL REPORT

     The Company's 2002 Annual Report to Shareholders, including financial statements for the year ended December 31, 2002, is being distributed to all shareholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the Securities and Exchange Commission. Additional copies of such report are available upon request. To obtain such additional copies, please contact the Company's Investor Relations Department at (305) 523-3658.

     Upon written request, the Company will provide shareholders with a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission (including financial statements and schedules thereto) for the fiscal year ended December 31, 2002, without charge. Please direct written requests to: Constance Bienfait, Investor Relations Department, Kos Pharmaceuticals, Inc., 1001 Brickell Bay Drive, 25th Floor, Miami, Florida 33131.

                              SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders of the Company may present proper proposals for inclusion in the Company's Proxy Statement and for consideration at the next annual meeting by submitting their proposals to the Company in a timely manner. Any shareholder of the Company who wishes to present a proposal for inclusion in the Proxy Statement for action at the 2003 Annual Meeting of Shareholders must comply with the Company's Bylaws and the rules and regulations of the Securities and Exchange Commission then in effect. Such proposal must have been mailed to the Company at its offices at 1001 Brickell Bay Drive, 25th Floor, Miami, Florida 33131, Attention: Secretary, and must be received by the Company before December 1, 2003.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the Meeting. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters.

                              KOS PHARMACEUTICALS


                  ANNUAL MEETING OF SHAREHOLDERS, MAY 1, 2003
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Daniel M. Bell and Adrian Adams, as Proxies, with full power to act without the other and each with power of substitution, and hereby authorizes the, to represent and vote, as designated on the reverse side of this card, all shares of Common Stock of Kos
Pharmaceuticals, Inc. (the "Company") held of record by the undersigned at the close of business on March 10, 2003, at the Annual Meeting of Shareholders to be held on May 1, 2003, or any adjournment thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 2003 ANNUAL MEETING OF THE COMPANY'S SHAREHOLDERS.

    Should any nominee decline or be unable to accept such nomination to serve as a Director, an event that the Company does not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number or for substitute nominees designated by the Board of Directors.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.



                         (TO BE SIGNED ON REVERSE SIDE.)

TO VOTE, MARK BLOCKS BELOW IN BLUE
OR BLACK INK AS FOLLOWS:                      KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                            DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

KOS PHARMACEUTICALS, INC.

     The Board Of Directors recommends a vote FOR proposals 1, 2 and 3.

     Vote on Directors
     Proposal 1: ELECTION OF DIRECTORS:
     Nominees:
     01) Michael Jaharis        06) Steven Jaharis, M.D.
     02) Daniel M. Bell         07) Louis C. Lasagna, M.D.
     03) Robert E. Baldini      08) Nicolaos E. Madias, M.D.
     04) Adrian Adams           09) Mark Novitch, M.D.
     05) John Brademas, Ph.D.   10) Frederick B. Whittemore

     FOR                     WITHHOLD                  FOR ALL
     ALL                       ALL                     EXCEPT

     [ ]                       [ ]                      [ ]

     To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.


     -----------------------------------------------------

     Vote on Proposals

     Proposal 2:  RATIFY AND APPROVE THE ISSUANCE OF WARRANTS, EXERCISABLE FOR
                  SHARES OF COMMON STOCK, ISSUED IN CONNECTION WITH A CREDIT FACILITY MADE AVAILABLE TO THE COMPANY BY A DIRECTOR OF THE COMPANY AND THE COMPANY'S LARGEST SHAREHOLDER.

                              FOR          AGAINST         ABSTAIN

                              [ ]            [ ]             [ ]

     PROPOSAL 3.  RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
                  AUDITORS.

                              FOR          AGAINST         ABSTAIN

                              [ ]            [ ]             [ ]

     The above named Proxies are granted the authority, in their discretion, to act upon such other matters as they may properly come before the meeting or any postponement or adjournment thereof.


     NOTE: Please sign exactly as name or names appear on stock certificate (as indicated hereon). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signature is by a corporation, sign the full company name by a duly authorized officer.



                                                              YES          NO

     Please indicate if you plan to attend this meeting       [ ]          [ ]





     ---------------------------------      -------
     Signature (PLEASE SIGN WITHIN BOX)      Date


     ---------------------------------      -------
     Signature(Joint Owners)                 Date